SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      _____________________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): January 21, 1997

                               CITICORP
          (Exact name of registrant as specified in charter)

   Delaware                     1-5738                   13-2614988
(State or other         (Commission File Number)       (IRS Employer
jurisdiction of                                        Identification
incorporation)                                              Number)

      399 Park Avenue, New York, New York                  10043
   (Address of principal executive offices)              (Zip Code)

                    Registrant's telephone number,
                  including area code: (212)559-1000

                            Not Applicable
     (Former name or former address, if changed since last report)

Item 5. Other Events

Citicorp fourth quarter net income increased 9% to $987 million on 14%
  revenue gain,
Earnings per common share rose 15% to $1.97;
Return on common equity remains above 20%

======================================================================
Fourth Quarter (Dollars in Millions,         1996      1995    Change
  except EPS)
----------------------------------------------------------------------
Adjusted Revenue                           $5,747    $5,047       14%
Net Income                                    987       905        9%
Earnings Per Share (Fully Diluted)          $1.97     $1.72       15%
Return on Common Equity (%)                  20.6      20.5         -
Return on Total Assets (%)                   1.42      1.35         -
Average Shares Outstanding (Fully
  Diluted)                                  480.9     505.7         -
----------------------------------------------------------------------
Full Year
----------------------------------------------------------------------
Adjusted Revenue                          $21,542   $19,618       10%
Net Income                                  3,788     3,464        9%
Earnings Per Share (Fully Diluted)          $7.42     $6.48       15%
Return on Common Equity (%)                  20.4      20.8         -
Return on Total Assets (%)                   1.40      1.29         -
Average Shares Outstanding (Fully           490.0     511.5         -
  Diluted)
----------------------------------------------------------------------

New York -- Citicorp today reported that net income in the 1996 fourth quarter and full year was $987 million and $3.8 billion, both up 9% over the comparable 1995 periods. Earnings per fully diluted common share were $1.97 and $7.42, both up 15% over the 1995 periods.

John S. Reed, Citicorp Chairman, said: "We continued to produce strong financial results with excellent returns. At the same time, we invested in our growing franchises, in line with our Business Directions strategy of serving corporate and consumer customers around the world."

Excluding the previously disclosed $64 million pretax Savings Association Insurance Fund, or SAIF, assessment and the $55 million pretax charge for performance-based options, the 1996 full year results represented earnings per share of $7.57 and achieved the following against Citicorp's Business Directions performance targets: a 12% earnings gain, a return on common equity of 20.8%, a ratio of incremental revenue to expense of 2.0 to 1 (1.9 to 1 without the exclusion of the charges), and generation of an estimated $3 billion of free capital. During the quarter, the company generated an estimated $0.8 billion of free capital and repurchased 8.1 million shares of common stock for $820 million.

Citicorp's consumer businesses -- Citibanking, Cards, and the Private Bank -- earned $575 million in the quarter on adjusted revenue of $3.6 billion, which increased 11% from 1995, and earned $2.0 billion in the year on revenue of $13.5 billion, up 9%. Net income from serving corporate banking customers worldwide was $549 million in the quarter on revenue of $2.0 billion, which increased 26%, and was $2.2 billion in the year on revenue of $7.2 billion, up 9%.

Details follow:

Consumer businesses earn $575 million in the quarter and $2 billion in the year,
Despite continued high Cards credit costs

----------------------------------------------------------------------
Fourth Quarter (Dollars in Millions)         1996      1995    Change
======================================================================
Adjusted Revenue                           $3,565    $3,226       11%
Adjusted Operating Expense                  1,878     1,719        9%
Operating Margin                            1,687     1,507       12%
Credit Costs                                  844       688       23%
Income before Taxes                           793       769        3%
Net Income                                    575       556        3%
Return on Assets (%)                        1.77%     1.78%         -
----------------------------------------------------------------------

Full Year
======================================================================
Adjusted Revenue                          $13,480   $12,350        9%
Adjusted Operating Expense                  7,254     6,790        7%
Operating Margin                            6,226     5,560       12%
Credit Costs                                3,115     2,473       26%
Income before Taxes                         2,911     2,887        1%
Net Income                                  2,043     1,968        4%
Return on Assets (%)                        1.62%     1.64%         -
======================================================================

Consumer businesses net income of $575 million in the quarter increased $19 million or 3% from the 1995 fourth quarter, despite a $74 million or 20% decline in Cards earnings. Net income totaled $2.0 billion in 1996, up $75 million or 4% from 1995.

Revenue of $3.6 billion in the quarter rose $339 million or 11% from the 1995 fourth quarter. Net interest revenue and fee and commission revenue were up 11% and 9%, respectively, in the quarter from the year-ago quarter. Expense of $1.9 billion in the quarter increased $159 million or 9%. Revenue of $13.5 billion in the year was up $1.1 billion or 9% from 1995, while expense increased $464 million or 7% to $7.3 billion.

Consumer credit costs of $844 million in the quarter were $156 million higher than in the 1995 fourth quarter; and were $3.1 billion in the year, up $642 million. The ratio of net credit losses to average managed loans was 2.51% in the quarter, compared with 2.14% a year-ago. The increase was in Cards, while Citibanking and Private Bank credit costs improved in both the quarter and year.

Consumer businesses continued to build the allowance for credit losses, adding $50 million above net credit losses, primarily related to Cards, consistent with the practice in recent quarters. For 1996, the allowance build was $200 million.

During the quarter, a survey by "The Far Eastern Economic Review" listed the Citibank brand as the strongest financial services brand in Asian marketplaces and the sixth most powerful of all international brands, an improvement of two places from the 1995 survey.


Citibanking

Citibanking -- which delivers products and services to customers through Citicorp's worldwide branch network and electronic delivery systems -- had net income in the 1996 fourth quarter of $207 million, an increase of $83 million from the 1995 fourth quarter. Return on assets in the quarter was 1.02%, up from 0.61% a year ago. Net income in the year of $725 million increased $154 million or 27% from 1995, and return on assets improved to 0.90% from 0.72% in 1995.

Revenue of $1.5 billion in the quarter was up $102 million or 7% from the 1995 fourth quarter. Revenue of $5.8 billion in the year rose $352 million or 7%.

Expense of $1.1 billion in the quarter increased $64 million or 6% from the 1995 fourth quarter, including a 14% rise in the emerging markets in support of higher business volumes, franchise expansion, and technology upgrades. Fourth quarter expense in the developed markets was up 3%, including significant spending on technology upgrades. Expense of $4.1 billion in 1996 increased $288 million or 8% from 1995.

In the quarter, 30 branches were upgraded to the Citibanking standard for enhancing customer relationships and efficiency, bringing the total of remodeled branches to 555 worldwide, or 49% of total branches.

Credit costs of $155 million in the quarter were down $5 million or 3% from the 1996 third quarter and down $41 million or 21% from the 1995 fourth quarter, reflecting continued improvement in Latin America and lower losses in the U.S. and Europe, particularly the U.S. mortgage business and Germany. The 1995 fourth quarter also included an additional provision, in excess of net write-offs, of $28 million. Credit costs of $634 million in the year were down $72 million or 10% from 1995, and the additional provision of $4 million was down from $42 million in 1995.

During the quarter Japan's Posts and Telecommunications Ministry announced plans to connect its approximately 23,000 ATM's and cash dispensers to Citibank's network. Since their launch in June of 1996, the CitiSelect family of asset allocation mutual funds in the U.S. and Asia have attracted more than $900 million of consumer investments.


Cards

Net income in Cards worldwide -- bankcards, Diners Club, and private label cards -- was $290 million in the quarter, a decrease of $74 million or 20% from the 1995 fourth quarter, reflecting the continued increase in U.S. bankcards credit losses. The 1996 fourth quarter net income of $290 million improved $46 million or 19% from $244 million in the 1996 third quarter, primarily due to higher earnings in the emerging markets. Return on managed assets in the fourth quarter was 2.02%, compared with 2.73% in the year earlier quarter, and return on assets before adjusting for the effect of credit card securitizations was 3.72% in the 1996 fourth quarter, compared with 5.16% in the same 1995 quarter. The emerging markets Cards business, which increased net income by 54% in the fourth quarter from the year-ago quarter, represented 37% of worldwide Cards earnings. Net income in worldwide Cards in the year was $1.0 billion, down $133 million or 11% from 1995, return on managed assets was 1.89%, compared with 2.35% in 1995, and return on assets before adjusting for the effect of credit card securitizations was 3.58% in 1996 and 4.51% in 1995.

Cards revenue of $1.8 billion in the quarter improved $199 million or 13% from the 1995 fourth quarter. U.S. bankcards revenue in the fourth quarter grew 12% over the year-ago quarter, reflecting growth in managed receivables, which were up $2.1 billion or 5% from a year ago to $47.0 billion at December 31, 1996, and spread improvement. Managed receivables also grew $3.0 billion or 7% from the 1996 third quarter, primarily reflecting seasonal trends. Charge volumes in the U.S. bankcards business increased from the year-ago quarter by $2.5 billion or 10% to $26.7 billion. Receivables volume growth continued to be affected by competitive pressures, credit tightening on the part of Citicorp, and moderating increases in consumer personal debt levels. Cards revenue of $6.7 billion in the year increased $684 million or 11% from 1995, and U.S. bankcards revenue also increased 11%.

Fourth quarter revenue in the emerging markets Cards businesses was 27% higher than the year earlier quarter, reflecting continued growth in the Asia Pacific and Middle East businesses, as well as improvements in Latin America, including Credicard, a Brazilian affiliate. Emerging markets Cards revenue in the year increased 24% from 1995.

The number of cards in force worldwide, including those issued by affiliates, reached 61 million at the end of the quarter, an increase of three million from a year ago. In North America, the number of cards was 41 million; in Latin America, the number reached nine million cards; in Asia, the number reached seven million cards; and in Europe, the number exceeds three million cards.

Expense in worldwide Cards of $628 million in the quarter increased $70 million or 13% from the 1995 fourth quarter. Expense levels in U.S. bankcards in the quarter were up 11%, reflecting investment spending associated with enhanced cardmember database and analytical tools, marketing expenses, and increased collection efforts. Expense in the emerging markets Cards businesses increased 28% in the quarter in support of higher loan volumes, as well as continued investment spending. Expense in worldwide Cards of $2.5 billion in the year increased $119 million or 5% from 1995, principally reflecting 25% higher emerging markets expense, while U.S. bankcard expense levels remained essentially unchanged.

Credit costs in U.S. bankcards continued to increase, rising in the quarter to $608 million or 5.45% of average managed loans, compared with $550 million or 5.11% in the 1996 third quarter and $414 million or 3.89% (adjusted for the sale of certain bankrupt accounts) in the 1995 fourth quarter. Bankruptcies represented 38.0% of gross U.S. bankcard write-offs in the quarter, compared with 37.5% in the preceding quarter and 35.6% in the year-ago quarter. Citicorp continues to write off bankrupt accounts upon notice of bankruptcy filing. Credit costs in U.S. bankcards increased in the year to $2.1 billion or 4.99% of average managed loans, up $660 million from $1.5 billion or 3.73% in 1995 (adjusted for the sale of certain bankrupt accounts). Managed U.S. bankcard loans delinquent 90 days or more were 1.90% of the portfolio at the end of the quarter, compared with 1.86% at the end of the preceding quarter and 1.66% a year ago.

Credit costs in Cards portfolios other than U.S. bankcards, which primarily include bankcards throughout the emerging markets and in the developed markets of Europe and Japan, as well as worldwide Diners Club, were $77 million or 3.58% of average loans in the quarter, down from $89 million or 4.35% in the preceding 1996 quarter and $82 million or 4.59% from the 1995 fourth quarter. The decrease principally reflected the continued improvement in Latin America. Credit costs in the year were $335 million or 4.23% of average loans, compared with $256 million or 3.88% in 1995. Loans delinquent 90 days or more were unchanged at 2.13% of the portfolio compared with the preceding quarter and up from 1.93% at year-end 1995.


Private Bank

Private Bank net income of $78 million in the quarter increased $10 million or 15% from the 1995 fourth quarter, and net income of $279 million in the year was $54 million or 24% higher than in 1995, and resulted in a return on average assets of 1.83% for the quarter and 1.74% for the year. Income before taxes was $95 million, up 22%, in the fourth quarter and $345 million, up 27%, in the year.

Revenue of $286 million in the quarter was up $38 million or 15%; 1996 revenue was $1.0 billion, up $94 million or 10%. The increase in the quarter was aided by the successful launch of several new investment products.

Expense of $187 million and $691 million in the quarter and year was up $25 million or 15% and $57 million or 9% from 1995. The increases were due to higher salary levels (including new hires), reengineering efforts, and higher costs related to activities in the funds business.

Total credit costs of $4 million in the quarter compared with $8 million in the year-ago period. For 1996, the Private Bank had net credit recoveries of $1 million, compared with credit costs of $36 million in the 1995 period, as the U.S. business benefited from recoveries and higher levels of cash-basis income. Overall credit trends improved with delinquencies down to 1.26% of loans from 2.15% a year earlier, reflecting an overall decrease in the level of nonperforming assets.

Client business volumes under management at the end of the quarter totaled $96 billion, up $9 billion from a year earlier. Growth was balanced across the advisory and discretionary investment areas and most other product lines.

Corporate Banking improves earnings 28% in fourth quarter;
Net income up 23% to $2.2 billion for year


----------------------------------------------------------------------
Fourth Quarter (Dollars in Millions)         1996      1995    Change
======================================================================
Adjusted Revenue                           $1,994    $1,577       26%
Adjusted Operating Expense                  1,218     1,035       18%
Operating Margin                              776       542       43%
Credit Costs                                 (15)      (14)      (7%)
Income before Taxes                           791       550       44%
Net Income                                    549       430       28%
Return on Assets (%)                        1.54%     1.23%         -
----------------------------------------------------------------------

Full Year
======================================================================
Adjusted Revenue                           $7,153    $6,536        9%
Adjusted Operating Expense                  4,440     4,023       10%
Operating Margin                            2,713     2,513        8%
Credit Costs                                 (87)        72        NM
Income before Taxes                         2,800     2,360       19%
Net Income                                  2,179     1,778       23%
Return on Assets (%)                        1.57%     1.23%         -
======================================================================

Corporate banking net income of $549 million in the quarter increased $119 million or 28% from the 1995 fourth quarter. Return on assets during the quarter was 1.54%, up from 1.23% in the year ago quarter. Corporate Banking net income totaled $2.2 billion in 1996, up $401 million or 23% from 1995, while average assets were reduced $5 billion. These results produced a 1996 return on assets of 1.57%, a 34 basis point improvement from 1995.

Revenue of $2.0 billion in the quarter increased $417 million or 26%. Revenue of $7.2 billion in 1996 increased $617 million or 9% from 1995. Expense of $1.2 billion in the quarter increased $183 million or 18%. Expense of $4.4 billion in 1996 was up $417 million or 10% from 1995.

Credit costs remained low with benefits of $15 million and $14 million in the 1996 and 1995 fourth quarters, respectively, and amounted to a benefit of $87 million in 1996, in contrast to a $72 million charge for the previous year.

The effective income tax rate in the quarter rose to 31% from 22% in the 1995 fourth quarter while the 1996 rate declined to 22% from 25% in 1995. These fluctuations are primarily attributable to changes in the geographic mix and nature of pretax earnings.

During the quarter, Citibank was voted first for corporate financial services in North America and Europe in a "Global Finance" magazine customer poll, best international commercial bank in Asia by both "Far Eastern Economic Review" and "Finance Asia" magazines, best in foreign exchange by "Global Investor" magazine, and best in cash management, foreign exchange, and securitization by "Corporate Finance" magazine. For the ninth straight year, Citibank was named best foreign bank in Japan by the "Nikkei Financial Daily."


Emerging Markets

Emerging Markets net income of $295 million grew $22 million or 8% from the 1995 fourth quarter, despite an increase in the effective income tax rate to 29% from 27%. Earnings before taxes were $414 million in the quarter, up $42 million or 11% from the comparable 1995 quarter. Average assets grew $10 billion or 19%, resulting in a return on assets of 1.86% in the 1996 fourth quarter, compared with 2.04% in the 1995 fourth quarter. Net income in 1996 was $1.5 billion, up $317 million or 28% from 1995.

Revenue of $903 million in the quarter increased $193 million or 27%. The revenue improvement reflected higher levels of securities transactions, affiliate earnings, and asset gains coupled with growth in transaction services and trading-related revenue. About 20% of the revenue in the Emerging Markets was attributable to business from multinational companies managed jointly with Global Relationship Banking, with that revenue having grown at a double digit rate from the 1995 fourth quarter. Full year 1996 revenue of $3.4 billion was up $537 million or 19%.

Expense of $448 million in the quarter increased $91 million or 25%, primarily reflecting investment spending to build the franchise and costs associated with implementing Citicorp's plan to gain market share in selected emerging market countries. Expense of $1.6 billion in the year grew $275 million or 20% from 1995.

Credit costs totaled $41 million in the quarter and compared with no credit costs in the 1995 fourth quarter. Debt restructuring activities continued with Peru during the quarter. Credit costs for 1996 were a net credit of $4 million, compared with a net charge of $33 million in 1995, and included a $75 million benefit from restructuring agreements concluded with Panama, Slovenia, and Croatia.


Global Relationship Banking

Net income from the Global Relationship Banking business in North America, Europe, and Japan was $254 million, up $97 million from the 1995 fourth quarter, despite an increase in the effective income tax rate to 33% from 12% a year ago. Earnings before taxes totaled $377 million, up $199 million from the 1995 fourth quarter. Average assets were reduced by $7 billion, primarily in trading-related activities, from the 1995 fourth quarter as Global Relationship Banking continued its focus on asset utilization and improving returns. Return on average assets of 1.28% improved from 0.72% in the 1995 fourth quarter. Full year 1996 net income of $714 million grew by $84 million or 13% from 1995.

Revenue of $1.1 billion grew $224 million or 26% from the 1995 fourth quarter, reflecting strong venture capital revenue and improved trading-related results coupled with growth in transaction services revenue. Venture capital revenue of $176 million improved $148 million from the unusually low 1995 fourth quarter, reflecting the robust U.S. equity markets. Trading-related revenue of $306 million increased $43 million or 16% from the 1995 fourth quarter, including gains from the disposition of certain mortgage assets. Full year 1996 revenue of $3.7 billion was up $80 million or 2%.

Expense of $770 million increased $92 million or 14% compared with the 1995 quarter, primarily reflecting higher incentive compensation associated with revenue growth and increased spending on technology, risk management, and reengineering initiatives. Full year 1996 expense of $2.8 billion was up $142 million or 5%.

Credit costs in the quarter were a benefit of $56 million, compared with a benefit of $14 million in the 1995 fourth quarter. The 1995 fourth quarter also included an additional provision in excess of net write-offs of $25 million. Credit costs for the year were a benefit of $83 million compared with a net charge of $39 million in 1995. The 1995 year also included an additional provision of $100 million.


Other Items

Citicorp's effective tax rate was 38% and 37% in the 1996 and 1995 fourth quarters, and 38% for both 1996 and 1995. Income taxes are attributed to core businesses on the basis of local tax rates, which resulted in effective tax rates for the core businesses of 29% and 25% in the 1996 and 1995 fourth quarters, respectively, and 26% and 29% for the full years, reflecting changes in the nature and geographic mix of earnings. The difference between the core businesses' tax rates and Citicorp's overall effective rate in each period is included in corporate items.

Corporate Items included the incremental pretax expense of $55 million for performance-based options in the 1996 fourth quarter. The fourth quarter and full year also included investment writedowns of $50 million and $100 million, respectively, in Latin America, compared with $25 million and $95 million in the 1995 periods.

At December 31, 1996, total reserves for credit losses (including reserves for sold Consumer portfolios) were $6.0 billion.

Tier 1 capital was $19.8 billion, total capital was estimated at $28.9 billion, and the Tier 1 and total capital ratios were estimated at 8.4% and 12.2%, respectively. The ratio of common equity to total assets was 6.6%. The number of shares acquired since June 20, 1995, when the Board of Directors authorized the stock repurchase program, totaled 59.2 million for an outlay of $4.6 billion. As expanded in January and November 1996, the program is authorized to make total purchases for up to $8.5 billion.

Average common shares outstanding for the purpose of computing fully diluted earnings per share were 480.9 million in the 1996 fourth quarter, 485.6 million in the preceding 1996 quarter, and 505.7 million in the 1995 fourth quarter, principally reflecting the net effect of the share repurchase program and employee stock plans. The comparable full year average common shares were 490.0 million in 1996 and 511.5 in 1995.

======================================================================
FINANCIAL SUMMARY
======================================================================
                       Fourth Quarter       %       Full Year       %
                       --------------          --------------
                         1996    1995  Change    1996    1995  Change
----------------------------------------------------------------------
Net Income (In Millions
  of Dollars)            $987    $905       9  $3,788  $3,464       9
======================================================================
Net Income Per Share
Common & Common
  Equivalent Shares     $1.97   $1.89       4   $7.50   $7.21       4

Assuming Full
  Dilution              $1.97   $1.72      15   $7.42   $6.48      15

Common Stockholders'
  Equity Per Share     $40.25  $38.64       4

Closing Stock Price
  At Quarter End      $103.00  $67.25      53
======================================================================
Financial Ratios
Return on Assets        1.42%   1.35%           1.40%   1.29%

Return on Common
  Stockholders'
  Equity                20.6%   20.5%           20.4%   20.8%
======================================================================
Capital (Dollars in Billions)

Tier 1                  $19.8   $18.9
Total (Tier 1 and 2)(A)  28.9    27.7

Tier 1 Ratio (A)         8.4%    8.4%
Total Ratio (Tier 1
  and 2) (A)            12.2%   12.3%

Common Equity as a
  Percentage of Total
  Assets                 6.6%    6.4%
Total Equity as a
  Percentage of Total
  Assets                 7.4%    7.6%
======================================================================
Dividends Declared
  (In Millions of Dollars)
Common                   $211    $127            $850    $492
Preferred                  38      72             162     343
======================================================================
(A)  1996 estimated.
----------------------------------------------------------------------

======================================================================
Earnings Analysis (In Millions of Dollars)
======================================================================
                     Fourth Quarter       %         Full Year       %
                     --------------           ---------------
                       1996    1995  Change     1996     1995  Change
                     -------------------------------------------------
Total Revenue        $5,365  $4,789      12  $20,196  $18,678       8
Effect of Credit
  Card
  Securitizations       389     250      56    1,392      917      52
Net Cost To Carry (A)   (7)       8      NM     (46)       23      NM
                     -------------------------------------------------
Adjusted Revenue      5,747   5,047      14   21,542   19,618      10
Total Operating
  Expense             3,281   2,818      16   12,197   11,102      10
Net OREO Benefits (B)     7      59    (88)       44      105    (58)
                     -------------------------------------------------
Adjusted
  Operating Expense   3,288   2,877      14   12,241   11,207       9
                     -------------------------------------------------
Operating Margin      2,459   2,170      13    9,301    8,411      11
Consumer Credit
  Costs (C)             844     688      23    3,115    2,473      26
Commercial Credit
  Costs (D)            (15)    (14)     (7)     (87)       72      NM
                     -------------------------------------------------
Operating Margin
  Less Credit Costs   1,630   1,496       9    6,273    5,866       7
Additional
  Provision (E)          50      56    (11)      200      281    (29)
                     -------------------------------------------------
Income Before Taxes   1,580   1,440      10    6,073    5,585       9
Income Taxes            593     535      11    2,285    2,121       8
                     -------------------------------------------------
Net Income             $987    $905       9   $3,788   $3,464       9
                     =================================================
----------------------------------------------------------------------
(A) Principally the net cost to carry commercial cash-basis loans and other real estate owned ("OREO").
(B) Principally gains and losses on sales, direct revenue and expense, and writedowns of commercial OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of credit card receivables securitizations.
(D) Includes commercial net credit write-offs, net cost to carry, and net OREO benefits.
(E)   Primarily charges for credit losses in excess of net write-offs.
NM    Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
Earnings Summary
======================================================================
                     Fourth Quarter       %        Full Year       %
                     --------------           --------------
(Dollars In Millions) 1996  1995(A)  Change     1996 1995(A)  Change
----------------------------------------------------------------------
Consumer              $575     $556       3   $2,043  $1,968       4
Corporate Banking (B)  549      430      28    2,179   1,778      23
                     -------------------------------------------------
Core Businesses      1,124      986      14    4,222   3,746      13
Corporate Items      (137)     (81)    (69)    (434)   (282)    (54)
                     -------------------------------------------------
Total Citicorp        $987     $905       9   $3,788  $3,464       9
----------------------------------------------------------------------
Supplemental
  Information:
Consumer:
Citibanking           $207     $124      67     $725    $571      27
Cards                  290      364    (20)    1,039   1,172    (11)
Private Bank            78       68      15      279     225      24
                     -------------------------------------------------
Total                 $575     $556       3   $2,043  $1,968       4
                     -------------------------------------------------

Developed Markets     $286     $344    (17)   $1,094  $1,164     (6)
Emerging Markets       289      212      36      949     804      18
                     -------------------------------------------------
Total                 $575     $556       3   $2,043  $1,968       4
                     -------------------------------------------------

Corporate Banking
  (B):
Emerging Markets      $295     $273       8   $1,465  $1,148      28
Global Relationship
  Banking              254      157      62      714     630      13
                     -------------------------------------------------
Total                 $549     $430      28   $2,179  $1,778      23
                     =================================================
----------------------------------------------------------------------
(A)  Reclassified to conform to latest quarter's presentation.
(B) Corporate Banking activities also include the results of the Cross-Border Refinancing and the North America Commercial Real Estate portfolios in Emerging Markets and Global Relationship Banking, respectively.
----------------------------------------------------------------------

----------------------------------------------------------------------
Consumer              Fourth Quarter       %        Full Year       %
                     ---------------          ---------------
(Dollars In Millions)  1996  1995(A)  Change    1996  1995(A)  Change
----------------------------------------------------------------------
Total Revenue        $3,177   $2,974       7 $12,098  $11,421       6
Effect of Credit
  Card
  Securitizations       389      250      56   1,392      917      52
Net Cost to Carry
  Cash-Basis Loans
  and OREO              (1)        2      NM    (10)       12      NM
Adjusted Revenue      3,565    3,226      11  13,480   12,350       9
                     ------------------------------------------------
Total Operating       1,879    1,714      10   7,259    6,790       7
  Expense
Net OREO Costs          (1)        5      NM     (5)        -      NM
                     ------------------------------------------------
Adjusted Operating    1,878    1,719       9   7,254    6,790       7
  Expense
                     ------------------------------------------------
Operating Margin      1,687    1,507      12   6,226    5,560      12
                     ------------------------------------------------
Net Write-offs          455      441       3   1,728    1,544      12
Effect of Credit
  Card
  Securitizations       389      250      56   1,392      917      52
Net Cost to Carry
  and Net OREO Costs      -      (3)      NM     (5)       12      NM
                     ------------------------------------------------
Credit Costs            844      688      23   3,115    2,473      26
                     ------------------------------------------------
Operating Margin
  Less Credit Costs     843      819       3   3,111    3,087       1
Additional Provision     50       50       -     200      200       -
                     ------------------------------------------------
Income Before Taxes     793      769       3   2,911    2,887       1
Income Taxes            218      213       2     868      919     (6)
                     ------------------------------------------------
Net Income             $575     $556       3  $2,043   $1,968       4
                     ================================================
----------------------------------------------------------------------
Average Assets (In
  Billions of          $129     $124       4    $126     $120       5
  Dollars)
Return on Assets      1.77%    1.78%       -   1.62%    1.64%       -
                     ================================================
----------------------------------------------------------------------
(A)  Reclassified to conform to latest quarter's presentation.
NM   Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
(Dollars In           Fourth Quarter       %        Full Year       %
  Millions)          ---------------          ---------------
Citibanking            1996  1995(A)  Change    1996  1995(A)  Change
----------------------------------------------------------------------

Revenue              $1,495   $1,393       7  $5,764   $5,412       7
Operating Expense     1,063      999       6   4,086    3,798       8
                     -------------------------------------------------
Operating Margin        432      394      10   1,678    1,614       4
Credit Costs            155      196    (21)     634      706    (10)
                     -------------------------------------------------
Operating Margin
  Less Credit Costs     277      198      40   1,044      908      15
Additional
  Provision               -       28      NM       4       42    (90)
                     -------------------------------------------------
Income Before Taxes     277      170      63   1,040      866      20
Income Taxes             70       46      52     315      295       7
Net Income             $207     $124      67    $725     $571      27
                     =================================================
Average Assets (In
  Billions of Dollars)  $81      $81       -     $81      $79       3
Return on Assets      1.02%    0.61%       -   0.90%    0.72%       -
                     =================================================
----------------------------------------------------------------------

----------------------------------------------------------------------
Cards
----------------------------------------------------------------------
Adjusted Revenue     $1,784   $1,585      13  $6,681   $5,997      11
Adjusted Operating
  Expense               628      558      13   2,477    2,358       5
                     -------------------------------------------------
Operating Margin      1,156    1,027      13   4,204    3,639      16
Credit Costs            685      484      42   2,482    1,731      43
                     -------------------------------------------------
Operating Margin
  Less Credit Costs     471      543    (13)   1,722    1,908    (10)
Additional
  Provision              50       22      NM     196      158      24
                     -------------------------------------------------
Income Before Taxes     421      521    (19)   1,526    1,750    (13)
Income Taxes            131      157    (17)     487      578    (16)
Net Income             $290     $364    (20)  $1,039   $1,172    (11)
                     =================================================
Average Assets (In
  Billions of Dollars)  $31      $28      11     $29      $26      12
Return on Assets (B)  3.72%    5.16%       -   3.58%    4.51%       -
                     =================================================
----------------------------------------------------------------------

----------------------------------------------------------------------
Private Bank
----------------------------------------------------------------------
Adjusted Revenue       $286     $248      15  $1,035     $941      10
Adjusted Operating
  Expense               187      162      15     691      634       9
                     -------------------------------------------------
Operating Margin         99       86      15     344      307      12
Credit Costs              4        8    (50)     (1)       36      NM
                     -------------------------------------------------
Operating Margin
  Less Credit Costs      95       78      22     345      271      27
Additional
  Provision               -        -       -       -        -       -
                     -------------------------------------------------
Income Before Taxes      95       78      22     345      271      27
Income Taxes             17       10      70      66       46      43
                     -------------------------------------------------
Net Income              $78      $68      15    $279     $225      24
                     =================================================
Average Assets (In
  Billions of
  Dollars)              $17      $15      13     $16      $15       7
Return on Assets      1.83%    1.80%       -   1.74%    1.50%       -
                     =================================================
----------------------------------------------------------------------
(A)   Reclassified to conform to latest quarter's presentation.
(B) Adjusted for the effect of credit card securitizations, the return on managed assets for worldwide Cards was 2.02% in the 1996 quarter and 2.73% in the year-ago quarter. For the full year of 1996 and 1995, the return on managed assets was 1.89% and 2.35%, respectively.
NM    Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
(Dollars In Millions) Fourth Quarter                Full Year
Consumer Business    ---------------          ---------------
  in Developed                             %                        %
  Markets              1996  1995(A)  Change    1996  1995(A)  Change
----------------------------------------------------------------------
Adjusted Revenue     $2,580   $2,393       8  $9,842   $9,217       7
Adjusted Operating
  Expense             1,342    1,265       6   5,212    5,056       3
                     ------------------------------------------------
Operating Margin      1,238    1,128      10   4,630    4,161      11
Credit Costs            767      582      32   2,758    2,176      27
                     ------------------------------------------------
Operating Margin
  Less Credit Costs     471      546    (14)   1,872    1,985     (6)
Additional Provision     49       44      11     185      170       9
                     ------------------------------------------------
Income Before Taxes     422      502    (16)   1,687    1,815     (7)
Income Taxes            136      158    (14)     593      651     (9)
                     ------------------------------------------------
Net Income             $286     $344    (17)  $1,094   $1,164     (6)
                     ================================================
Average Assets (In
  Billions of Dollars)  $89      $88       1     $88      $86       2
  Return on Assets    1.28%    1.55%       -   1.24%    1.35%       -
                     ================================================
----------------------------------------------------------------------

----------------------------------------------------------------------
Consumer Business in Emerging Markets
----------------------------------------------------------------------
Adjusted Revenue       $985     $833      18  $3,638   $3,133      16
Adjusted Operating
  Expense               536      454      18   2,042    1,734      18
                     ------------------------------------------------
Operating Margin        449      379      18   1,596    1,399      14
Credit Costs             77      106    (27)     357      297      20
                     ------------------------------------------------
Operating Margin
  Less Credit Costs     372      273      36   1,239    1,102      12
Additional                1        6    (83)      15       30    (50)
  Provision
                     ------------------------------------------------
Income Before Taxes     371      267      39   1,224    1,072      14
Income Taxes             82       55      49     275      268       3
                     ------------------------------------------------
Net Income             $289     $212      36    $949     $804      18
                     ================================================
Average Assets (In
  Billions of
  Dollars)              $40      $36      11     $38      $34      12
Return on Assets      2.87%    2.34%       -   2.50%    2.36%       -
                     ================================================
----------------------------------------------------------------------
(A)  Reclassified to conform to latest quarter's presentation.
----------------------------------------------------------------------

----------------------------------------------------------------------
Corporate Banking     Fourth Quarter       %        Full Year       %
                     ---------------            -------------
(Dollars In Millions)  1996  1995(A)  Change    1996  1995(A)  Change
----------------------------------------------------------------------
Total Revenue        $2,000   $1,571      27  $7,189   $6,525      10
Net Cost to Carry
  Cash-Basis Loans
  and OREO              (6)        6      NM    (36)       11      NM
                     ------------------------------------------------
Adjusted Revenue      1,994    1,577      26   7,153    6,536       9
                     ------------------------------------------------
Total Operating
  Expense             1,210      981      23   4,391    3,918      12
Net OREO Benefits         8       54    (85)      49      105    (53)
                     ------------------------------------------------
Adjusted Operating
  Expense             1,218    1,035      18   4,440    4,023      10
                     ------------------------------------------------
Operating Margin        776      542      43   2,713    2,513       8
                     ------------------------------------------------
Net Write-offs
  (Recoveries)          (1)       34      NM     (2)      166      NM
Net Cost to Carry
  and Net OREO
  Benefits             (14)     (48)    (71)    (85)     (94)    (10)
                     ------------------------------------------------
Credit Costs           (15)     (14)     (7)    (87)       72      NM
                     ------------------------------------------------
Operating Margin
  Less Credit Costs     791      556      42   2,800    2,441      15
Additional
  Provision               -        6      NM       -       81      NM
                     ------------------------------------------------
Income Before Taxes     791      550      44   2,800    2,360      19
Income Taxes            242      120      NM     621      582       7
                     ------------------------------------------------
Net Income             $549     $430      28  $2,179   $1,778      23
                     ================================================
Average Assets (In
  Billions of
  Dollars)             $142     $139       2    $139     $144     (3)
Return on Assets      1.54%    1.23%       -   1.57%    1.23%       -
                     ================================================
----------------------------------------------------------------------

(A)  Reclassified to conform to latest quarter's presentation.
NM   Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
(Dollars In          Fourth Quarter       %        Full Year        %
  Millions)          --------------          ---------------
Emerging Markets      1996  1995(A)  Change    1996  1995(A)  Change
----------------------------------------------------------------------
Adjusted Revenue      $903     $710      27  $3,437   $2,900      19
Adjusted Operating
  Expense              448      357      25   1,645    1,370      20
                    --------------------------------------------------
Operating Margin       455      353      29   1,792    1,530      17
Credit Costs            41        -      NM     (4)       33      NM
                    --------------------------------------------------
Operating Margin
  Less Credit Costs    414      353      17   1,796    1,497      20
Additional
  Provision              -     (19)      NM       -     (19)      NM
                    --------------------------------------------------
Income Before Taxes    414      372      11   1,796    1,516      18
Income Taxes           119       99      20     331      368    (10)
                    --------------------------------------------------
Net Income            $295     $273       8  $1,465   $1,148      28
                    ==================================================
Average Assets (In
  Billions of
  Dollars)             $63      $53      19     $59      $50      18
Return on Assets     1.86%    2.04%       -   2.48%    2.30%       -
                    ==================================================
----------------------------------------------------------------------

----------------------------------------------------------------------
Global Relationship Banking
----------------------------------------------------------------------
Adjusted Revenue    $1,091     $867      26  $3,716   $3,636       2
Adjusted Operating
  Expense              770      678      14   2,795    2,653       5
                    --------------------------------------------------
Operating Margin       321      189      70     921      983     (6)
Credit Costs          (56)     (14)      NM    (83)       39      NM
                    --------------------------------------------------
Operating Margin
  Less Credit
  Costs                377      203      86   1,004      944       6
Additional
  Provision              -       25      NM       -      100      NM
                    --------------------------------------------------
Income Before Taxes    377      178      NM   1,004      844      19
Income Taxes           123       21      NM     290      214      36
Net Income            $254     $157      62    $714     $630      13
                    ==================================================
Average Assets (In
  Billions of
  Dollars)             $79      $86     (8)     $80      $94    (15)
                    ==================================================
Return on Assets     1.28%    0.72%       -   0.89%    0.67%       -
----------------------------------------------------------------------

(A)  Reclassified to conform to latest quarter's presentation.
NM   Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
Corporate Items (A)   Fourth Quarter       %        Full Year       %
(In Millions of       --------------           --------------
  Dollars)             1996  1995(B)  Change    1996  1995(B)  Change
----------------------------------------------------------------------
Revenue                $188     $244    (23)    $909     $732      24
Operating Expense       192      123      56     547      394      39
                    --------------------------------------------------
Income (Loss)           (4)      121      NM     362      338       7
  Before Taxes
Income Taxes            133      202    (34)     796      620      28
                    ==================================================
Net Loss             $(137)    $(81)      69  $(434)   $(282)      54
                    ==================================================
----------------------------------------------------------------------
(A) Corporate Items includes revenue derived from charging businesses for funds employed (based upon a marginal cost of funds concept), unallocated corporate costs, and the offset created by attributing income taxes to the core businesses on a local tax-rate basis.
(B)   Reclassified to conform to latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
Consumer Loan Delinquency Amounts, Net Credit Losses, and Ratios
----------------------------------------------------------------------
                    Total      90 Days or More    Net Credit Losses
                Loans (A)         Past Due
                ------------------------------------------------------
                 Dec. 31,    Dec.  Sept.   Dec.   4th    3rd    4th
                     1996     31,    30,    31,  Qtr.   Qtr.   Qtr.
                             1996   1996   1995  1996   1996   1995
----------------------------------------------------------------------
               (Dollars in       (Dollars in        (Dollars in
                 Billions)         Millions)          Millions)
Citibanking       $  66.2  $2,320 $2,527 $2,770  $155   $160   $196
Ratio                       3.50%  3.87%  4.23% 0.94%  0.95%  1.20%
Cards
U.S. Bankcards       46.5     886    809    732   608    550    402
Ratio                       1.90%  1.86%  1.66% 5.45%  5.11%  3.77%
Other                 8.9     189    178    141    77     89     82
Ratio                       2.13%  2.13%  1.93% 3.58%  4.35%  4.59%
Private Bank         15.4     193    247    307     4      1     11
Ratio                       1.26%  1.61%  2.15% 0.07%  0.05%  0.32%
                  -------------------------------------------------
Total Managed       137.0   3,588  3,761  3,950   844    800    691
Ratio                       2.62%  2.84%  3.01% 2.51%  2.40%  2.14%
Effect of Credit
  Card
  Securitizations  (25.2)   (501)  (499)  (440) (389)  (360)  (250)
                  =================================================
Total On-Balance
  Sheet            $111.8  $3,087 $3,262 $3,510  $455   $440   $441
Ratio                       2.76%  3.07%  3.32% 1.68%  1.64%  1.70%
                  =================================================
----------------------------------------------------------------------
Supplemental Information
  (Managed Portfolio):
Developed          $104.0  $3,218 $3,377 $3,665  $767   $711   $585
Ratio                       3.10%  3.36%  3.58% 3.01%  2.79%  2.32%
Emerging             33.0     370    384    285    77     89    106
Ratio                       1.12%  1.21%  0.99% 0.94%  1.13%  1.50%
                   ================================================
----------------------------------------------------------------------

(A)  End of period, net of unearned income.
----------------------------------------------------------------------

----------------------------------------------------------------------
Consumer Loan Balances
----------------------------------------------------------------------
                             End of Period (A)            Average (A)
                        ---------------------------------------------
                          Dec.   Sept.    Dec.    4th     3rd     4th
(In Billions of Dollars)   31,     30,     31,   Qtr.    Qtr.    Qtr.
                          1996    1996    1995   1996    1996    1995
----------------------------------------------------------------------
Managed                  137.0  $132.3  $131.1 $133.7  $132.3  $128.1
Effect of Credit Card
  Securitizations       (25.2)  (26.1)  (25.5) (25.9)  (26.2)  (25.2)
                        ---------------------------------------------
On-Balance Sheet        $111.8  $106.2  $105.6 $107.8  $106.1  $102.9
                        =============================================
----------------------------------------------------------------------

(A)  Net of unearned income.
----------------------------------------------------------------------

----------------------------------------------------------------------
Cash-Basis and Renegotiated Loans
----------------------------------------------------------------------
                                       Dec. 31,  Sept. 30,   Dec. 31,
(In Millions of Dollars)                   1996       1996       1995
----------------------------------------------------------------------
Commercial Cash-Basis Loans
Collateral-Dependent (at Lower
  of Cost or Collateral Value)(A)          $263     $  588     $  779
Other                                       642        809        755
                                         -----------------------------
Total Commercial Cash-Basis Loans          $905     $1,397     $1,534
                                         =============================
----------------------------------------------------------------------
Commercial Renegotiated Loans              $321       $330       $421
                                         =============================
----------------------------------------------------------------------
Consumer Loans On Which Accrual
  of Interest Has Been Suspended         $2,187     $2,333     $2,660
                                         =============================
----------------------------------------------------------------------

(A) A cash-basis loan is defined as collateral dependent when repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment, in which case the loans are written down to the lower of cost or collateral value.
----------------------------------------------------------------------

----------------------------------------------------------------------
Other Real Estate Owned and Assets Pending Disposition (A)
----------------------------------------------------------------------
                                       Dec. 31,  Sept. 30,   Dec. 31,
(In Millions of Dollars)                   1996       1996       1995
----------------------------------------------------------------------
Consumer OREO                              $452       $464    $   529
Commercial OREO                             614        492        625
Total OREO                               $1,066       $956     $1,154
                                         =============================
Assets Pending Disposition (B)             $160       $182       $205
                                         -----------------------------
----------------------------------------------------------------------

(A)   Carried at lower of cost or collateral value.
(B) Represents Consumer residential mortgage loans that have a high probability of foreclosure.
----------------------------------------------------------------------

----------------------------------------------------------------------
Allowance for Credit Losses
----------------------------------------------------------------------
                                       Dec. 31,  Sept. 30,   Dec. 31,
(Dollars In Millions)                      1996       1996       1995
----------------------------------------------------------------------
Consumer                                 $2,079     $2,036     $1,944
Commercial                                3,424      3,424      3,424
                                       -------------------------------
Total                                    $5,503     $5,460     $5,368
                                       -------------------------------
Allowance As a Percent of Total Loans:
Consumer                                  1.86%      1.92%      1.84%
Commercial                                5.46%      5.44%      5.71%
Total                                     3.15%      3.23%      3.24%
                                       -------------------------------
Reserves For Sold Consumer
  Portfolios                               $473       $481       $486
                                       -------------------------------
----------------------------------------------------------------------

Net Write-offs, Additional Provision, and Provision for Credit Losses
                                   Fourth Quarter           Full Year
                               --------------------------------------
(In Millions of Dollars)           1996      1995      1996      1995
---------------------------------------------------------------------
Net Write-offs (Recoveries):
Consumer (A)                       $844      $691    $3,120    $2,461
Commercial                          (1)        26       (2)       148
                               --------------------------------------
Total Adjusted Net Write-offs       843       717     3,118     2,609
Effect of Credit Card             (389)     (250)   (1,392)     (917)
  Securitizations
                               --------------------------------------
Total                              $454      $467    $1,726    $1,692
                               ======================================
----------------------------------------------------------------------
Additional Provision:
Consumer                            $50       $50      $200      $200
Commercial                            -         6         -        81
                               --------------------------------------
Total                               $50       $56      $200      $281
                               ======================================
----------------------------------------------------------------------
Provision for Credit Losses:
Consumer                           $505      $491    $1,928    $1,744
Commercial                          (1)        40       (2)       247
                               --------------------------------------
Total                              $504      $531    $1,926    $1,991
                               ======================================
----------------------------------------------------------------------

(A)   Adjusted for the effect of credit card securitizations.
----------------------------------------------------------------------

----------------------------------------------------------------------
Consolidated Statement of Income            CITICORP and Subsidiaries
----------------------------------------------------------------------
                     Fourth Quarter                 Full Year
-----------------------------------           ---------------
(In Millions of
Dollars, Except Per                       %                         %
  Per Share Amounts)   1996    1995  Change     1996     1995  Change
----------------------------------------------------------------------
Interest Revenue     $6,007  $5,858       3  $23,349  $22,963       2

Interest Expense      3,189   3,298     (3)   12,409   13,012     (5)
                     -------------------------------------------------
Net Interest Revenue  2,818   2,560      10   10,940    9,951      10
                     -------------------------------------------------
Provision for
  Credit Losses         504     531     (5)    1,926    1,991     (3)
                     -------------------------------------------------
Net Interest Revenue
  after Provision for
  for Credit Losses   2,314   2,029      14    9,014    7,960      13
                     -------------------------------------------------

Fees, Commissions,
  and Other Revenue
Fees and Commissions  1,445   1,372       5    5,469    5,165       6
Foreign Exchange        224     175      28      864    1,053    (18)
Trading Account         217     196      11      637      559      14
Securities
  Transactions           64      67     (4)      210      132      59
Other Revenue           597     419      42    2,076    1,818      14
                      ------------------------------------------------
Total Fees,
  Commissions, and
  Other Revenue       2,547   2,229      14    9,256    8,727       6
                      ------------------------------------------------

Operating Expense
Salaries              1,296   1,124      15    4,880    4,445      10
Employee Benefits       358     302      19    1,364    1,281       6
                      ------------------------------------------------
Total Employee
  Expense             1,654   1,426      16    6,244    5,726       9
Net Premises
  and Equipment         476     438       9    1,843    1,698       9
  Expense
Other Expense         1,151     954      21    4,110    3,678      12
                      ------------------------------------------------
Total Operating
  Expense             3,281   2,818      16   12,197   11,102      10
                      ------------------------------------------------
Income Before Taxes   1,580   1,440      10    6,073    5,585       9
Income Taxes            593     535      11    2,285    2,121       8
                      ------------------------------------------------
Net Income             $987    $905       9   $3,788   $3,464       9
                      ================================================
Income Applicable
  to Common Stock      $949    $836      14   $3,631   $3,126      16
                      ------------------------------------------------
Earnings Per Share:
On Common and Common
  Equivalent Shares   $1.97   $1.89       4    $7.50    $7.21       4
Assuming Full
  Dilution            $1.97   $1.72      15    $7.42    $6.48      15
----------------------------------------------------------------------

----------------------------------------------------------------------
Consolidated Balance Sheet                  CITICORP and Subsidiaries
----------------------------------------------------------------------
                                       Dec. 31,   Dec. 31,          %
(In Millions of Dollars)                   1996       1995     Change
----------------------------------------------------------------------

Assets
Cash and Due from Banks                  $6,905     $5,723         21
Deposits at Interest with Banks          11,648      9,028         29
Securities, At Fair Value
  Available for Sale                     26,062     18,213         43
  Venture Capital                         2,124      1,854         15
Trading Account Assets                   30,785     32,093        (4)
Federal Funds Sold and Securities
  Purchased Under Resale Agreements      11,133      8,113         37
Loans, Net
  Consumer                              111,847    105,643          6
  Commercial                             62,765     59,999          5
                                    ---------------------------------
Loans, Net of Unearned Income           174,612    165,642          5
Allowance for Credit Losses             (5,503)    (5,368)          3
                                    ---------------------------------
Total Loans, Net                        169,109    160,274          6
Customers' Acceptance Liability           2,077      1,542         35
Premises and Equipment, Net               4,667      4,339          8
Interest and Fees Receivable              3,068      2,914          5
Other Assets                             13,440     12,760          5
                                    ---------------------------------
Total                                  $281,018   $256,853          9
                                    =================================
----------------------------------------------------------------------

Liabilities

Non-Interest-Bearing Deposits in        $14,867    $13,388         11
  U.S. Offices
Interest-Bearing Deposits in U.S.        40,254     36,700         10
  Offices
Non-Interest-Bearing Deposits in          9,891      8,164         21
  Offices Outside the U.S.
Interest-Bearing Deposits in Offices    119,943    108,879         10
  Outside the U.S.
                                    ---------------------------------
Total Deposits                          184,955    167,131         11
Trading Account Liabilities              22,003     18,274         20
Purchased Funds and Other Borrowings     18,191     16,334         11
Acceptances Outstanding                   2,104      1,559         35
Accrued Taxes and Other Expense           5,992      5,719          5
Other Liabilities                         8,201      9,767       (16)
Long-Term Debt                           18,850     18,488          2

Stockholders' Equity

Preferred Stock (Without par value)       2,078      3,071       (32)
Common Stock ($1.00 par value)              506        461         10
  Issued Shares: 506,298,235 and
  461,319,265, respectively
Surplus                                   6,595      5,702         16
Retained Earnings                        14,303     12,190         17
Net Unrealized Gains - Securities           676        132         NM
  Available for Sale
Foreign Currency Translation              (486)      (437)         11
Common Stock in Treasury, at Cost       (2,950)    (1,538)         92
  Shares 43,081,217 and 34,030,205,
  respectively
                                    ---------------------------------
Total Stockholders' Equity               20,722     19,581          6

                                    ---------------------------------
Total                                  $281,018   $256,853          9
                                    =================================
----------------------------------------------------------------------
NM   Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
Net Interest Revenue Statistics   4th     3rd     2nd     1st     4th
                                 Qtr.    Qtr.    Qtr.    Qtr.    Qtr.
  (Taxable Equivalent Basis)(A)  1996 1996(B)    1996    1996    1995
----------------------------------------------------------------------
(In Millions of Dollars)
Adjusted Net Interest Revenue
  (C):                         $3,484  $3,330  $3,351  $3,263  $3,106
Effect of Credit Card
  Securitizations               (650)   (613)   (615)   (570)   (537)
                              ---------------------------------------
Total                          $2,834  $2,717  $2,736  $2,693  $2,569
                              ---------------------------------------
----------------------------------------------------------------------

(In Billions of Dollars)
Adjusted Average Interest-
  Earning Assets (C):          $262.2  $258.8  $256.8  $254.6  $251.0
Effect of Credit Card
  Securitizations              (25.9)  (26.2)  (26.2)  (25.9)  (25.2)
                              ---------------------------------------
Total                          $236.3  $232.6  $230.6  $228.7  $225.8
                              =======================================

Adjusted Net Interest
  Margin (C)                    5.28%   5.12%   5.25%   5.15%   4.91%
Effect of Credit Card
  Securitizations              (.51)%  (.47)%  (.48)%  (.41)%  (.40)%
                              ---------------------------------------
Total                           4.77%   4.65%   4.77%   4.74%   4.51%
                              =======================================
----------------------------------------------------------------------

(A) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(B) Excluding the $64 million SAIF assessment, adjusted net interest revenue and the related adjusted net interest margin were $3,394 million and 5.22%, respectively.
(C)   Adjusted for the effect of credit card securitizations.
----------------------------------------------------------------------


----------------------------------------------------------------------
Consolidated Average Balances
----------------------------------------------------------------------
                         4th Qtr. 3rd Qtr. 2nd Qtr. 1st Qtr. 4th Qtr.
(In Billions of Dollars)     1996     1996     1996     1996     1995
----------------------------------------------------------------------
Loans:
Consumer                     $108     $106     $104     $104     $103
Commercial                     61       61       60       59       58
                             ----------------------------------------
Total Average Loans          $169     $167     $164     $163     $161
                             ========================================
----------------------------------------------------------------------
Total Average Assets         $276     $268     $268     $268     $266
                             ========================================
----------------------------------------------------------------------

(In Millions of Dollars)
Common Stockholders'
  Equity                  $18,321  $17,950  $17,713  $17,362  $16,166
Preferred Equity            2,078    2,078    2,078    2,367    3,169
                          -------------------------------------------
Total Average
  Stockholders' Equity    $20,399  $20,028  $19,791  $19,729  $19,335
----------------------------------------------------------------------

----------------------------------------------------------------------
Calculation of Earnings Per Share
----------------------------------------------------------------------
                            Fourth Quarter 1996   Fourth Quarter 1995
                        ---------------------------------------------
                            On Common             On Common
                           and Common  Assuming  and Common  Assuming
                           Equivalent      Full  Equivalent      Full
(In Millions, except Per       Shares  Dilution      Shares  Dilution
  Share Amounts)
----------------------------------------------------------------------
Earnings
Income Applicable to
  Common Stock                   $949      $949        $836      $836
Dividends on Conversion
  Preferred Stock, Series 15(A)     -         -           4         4
Dividends on Convertible
  Preferred Stock, Series 12
  and Series 13(B)                  -         -           -        28
                               --------------------------------------
Income Applicable to
  Common Stock, Adjusted         $949      $949        $840      $868
----------------------------------------------------------------------
Shares
Weighted-Average Common
  Shares Outstanding (A)(B)(C)  467.2     467.2       426.3     426.3
Conversion Preferred
  Stock, Series 15 (A)              -         -         3.1       3.1
Convertible Preferred Stock,
  Series 12 and Series 13 (B)       -         -           -      60.8
Other Common Equivalent
  Shares (D)                     13.5      13.7        15.5      15.5
                               --------------------------------------
Total                           480.7     480.9       444.9     505.7
                               ======================================
----------------------------------------------------------------------
Earnings Per Share
Net Income                      $1.97     $1.97       $1.89     $1.72
----------------------------------------------------------------------

(A)   Conversion  Preferred Stock, Series 15 was fully redeemed during
      1995.
(B) During the first quarter of 1996, the remaining Convertible Preferred Stock, Series 12 and 13 were converted to 59.0 million shares of common stock. The shares are included in the fully diluted computation on an if-converted basis up to conversion dates, and from conversion dates forward these shares are included in weighted- average common shares outstanding.
(C) Includes 0.9 million and 1.0 million book value shares in 1996 and 1995, respectively.
(D) Includes the dilutive effect of stock options and stock purchase agreements computed using the treasury stock method and shares issuable under deferred stock awards.
----------------------------------------------------------------------

----------------------------------------------------------------------
                                                  Dec. 31,   Dec. 31,
(In Thousands)                                        1996       1995
----------------------------------------------------------------------
Common Shares Outstanding                          463,217    427,289
                                                  ===================
----------------------------------------------------------------------

----------------------------------------------------------------------
                                 Full Year 1996        Full Year 1995
                           ------------------------------------------
                            On Common             On Common
                           and Common  Assuming  and Common  Assuming
(In Millions, except Per   Equivalent      Full  Equivalent      Full
  Share Amounts)               Shares  Dilution      Shares  Dilution
----------------------------------------------------------------------
Earnings
Income Applicable to
  Common Stock                 $3,631    $3,631      $3,126    $3,126
Dividends on Conversion
  Preferred Stock, Series
  15 (A)                            -         -          62        62
Dividends on Convertible
  Preferred Stock, Series 12
  and Series 13 (B)                 -         5           -       127
                               --------------------------------------
 Income Applicable to
  Common Stock, Adjusted       $3,631    $3,636      $3,188    $3,315
----------------------------------------------------------------------
Shares
Weighted-Average Common
  Shares Outstanding(A)(B)(C)   469.6     469.6       411.5     411.5
Conversion Preferred
  Stock, Series 15 (A)              -         -        16.8      16.8
Convertible Preferred Stock,
  Series 12 and Series 13(B)        -       5.2           -      68.1
Other Common Equivalent
  Shares (D)                     14.4      15.2        13.8      15.1
                               --------------------------------------
Total                           484.0     490.0       442.1     511.5
                               ======================================
----------------------------------------------------------------------
Earnings Per Share
Net Income                      $7.50     $7.42       $7.21     $6.48
----------------------------------------------------------------------

(A)   Conversion  Preferred Stock, Series 15 was fully redeemed during
      1995.
(B) During the first quarter of 1996, the remaining Convertible Preferred Stock, Series 12 and 13 were converted to 59.0 million shares of common stock. The shares are included in the fully diluted computation on an if-converted basis up to conversion dates, and from conversion dates forward these shares are included in weighted- average common shares outstanding.
(C) Includes 0.9 million and 1.0 million book value shares in 1996 and 1995, respectively.
(D) Includes the dilutive effect of stock options and stock purchase agreements computed using the treasury stock method and shares issuable under deferred stock awards.
----------------------------------------------------------------------

----------------------------------------------------------------------
Other Revenue         Fourth Quarter       %        Full Year       %
  (In Millions      ----------------         ----------------
   of Dollars)         1996  1995(A)  Change    1996  1995(A)  Change
----------------------------------------------------------------------
Securitized Credit
  Card Receivables     $249     $254     (2)    $907     $988     (8)
Venture Capital         176       28      NM     450      390      15
Affiliate Earnings      102       51      NM     290      208      39
Net Asset Gains
  and Other Items        70       86    (19)     429      232      85
                       -----------------------------------------------
Total                  $597     $419      42  $2,076   $1,818      14
                       ===============================================
----------------------------------------------------------------------
(A)   Reclassified to conform to latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
Trading-Related       Fourth Quarter       %        Full Year       %
  Revenue           ----------------         ----------------
  (In Millions         1996  1995(A)  Change    1996  1995(A)  Change
   of Dollars)
----------------------------------------------------------------------
By Business Sector:
Corporate Banking:
  Emerging Markets     $164     $150       9    $746     $658      13
  Global
    Relationship
    Banking             306      263      16     909    1,079    (16)
                       ----------------------------------------------
Total
  Corporate Banking     470      413      14   1,655    1,737     (5)
Consumer and Other       73       70       4     254      252       1
                       ----------------------------------------------
Total                  $543     $483      12  $1,909   $1,989     (4)
                       ==============================================
----------------------------------------------------------------------

By Trading Activity:
Foreign Exchange (B)   $239     $262     (9)    $932   $1,124    (17)
Derivative (C)          110      116     (5)     544      472      15
Fixed Income (D)        137       10      NM     150       65      NM
Other                    57       95    (40)     283      328    (14)
                       ----------------------------------------------
Total                  $543     $483      12  $1,909   $1,989     (4)
                       ==============================================
----------------------------------------------------------------------

By Income Statement Line:
Foreign Exchange       $224     $175      28    $864   $1,053    (18)
Trading Account         217      196      11     637      559      14
Other (E)               102      112     (9)     408      377       8
                       ----------------------------------------------
Total                  $543     $483      12  $1,909   $1,989     (4)
                       ==============================================
----------------------------------------------------------------------

(A)   Reclassified to conform to latest quarter's presentation.
(B) Foreign exchange activity includes foreign exchange spot, forward, and option contracts.
(C) Derivative activity primarily includes interest rate and currency swaps, options, financial futures, and equity and commodity contracts.
(D) Fixed income activity principally includes debt instruments including government and corporate debt as well as mortgage assets.
(E)   Primarily net interest revenue.
NM    Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits

            - Exhibit No. 4 Second Supplemental Indenture, dated as of December 17, 1996 to the Indenture dated as of April 1, 1991, as supplemented by a first Supplemental Indenture dated as of November 27, 1992 between Citicorp and The Chase Manahattan Bank (formerly known as Chemical Bank).

            -     Exhibit No. 12(a)  Calculation of Ratio of Income to
                  Fixed Charges

            - Exhibit No. 12(b) Calculation of Ratio of Income to Fixed Charges Including Preferred Stock Dividends of Income to Fixed Charges

                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CITICORP
                              (Registrant)



                              By: /s/ Thomas E. Jones
                                  -------------------------------
                                      Thomas E. Jones
                                      Executive Vice President
                                      A Principal Financial
                                      Officer


Dated:  January 21, 1997